EX-99.1

Byline Bancorp, Inc. Reports First Quarter 2020 Financial Results

First Quarter 2020 Highlights

•	Net income of $3.0 million, or $0.07 per diluted share
•	Increase in provision of $0.26 per diluted share compared to prior quarter
•	Decrease in gain on sale of loans of $0.10 per diluted share compared to prior quarter
•	Net interest margin of 4.17%
•	Return on average assets of 0.21%
•	Efficiency ratio of 67.16% for the first quarter of 2020
•	Originated loans and leases increased $149.0 million, or 5.3%, from December 31, 2019
•	Total assets of $5.7 billion
•	Common Equity Tier 1 to risk weighted assets of 12.24%

Chicago, IL, April 30, 2020 – Byline Bancorp, Inc. (the “Company” or “Byline”)(NYSE: BY), the parent company of Byline Bank (the “Bank”), today reported net income of $3.0 million, or $0.07 per diluted share, for the first quarter of 2020, compared with net income of $15.9 million, or $0.41 per diluted share, for the fourth quarter of 2019, and net income of $12.6 million, or $0.34 per diluted share, for the first quarter of 2019.

Adjusted net income, which is net income excluding merger-related expenses, core system conversion expenses, and impairment charges on assets held for sale, net of tax, was $3.5 million, or $0.09 per adjusted diluted share1, for the first quarter of 2020, compared with $16.1 million, or $0.42 per adjusted diluted share, for the fourth quarter of 2019, and $14.0 million, or $0.38 per adjusted diluted share, for the first quarter of 2019. A reconciliation of adjusted net income and adjusted diluted earnings per share to net income and diluted earnings per share, respectively, according to accounting principles generally accepted in the United States of America (“GAAP”) is provided in the financial tables at the end of this release.

Alberto J. Paracchini, President and Chief Executive Officer of Byline, commented, “Since the emergence of the COVID-19 pandemic, we have been focused on protecting the health and safety of our employees and clients, while constructively working with our borrowers to identify the best solutions for helping them manage through this crisis.  We have put in place a number of relief programs to support our clients, including participating in the Small Business Administration’s (“SBA”) Paycheck Protection Program (“PPP”).  As one of the largest SBA lenders in the country, we were able to provide our clients with access to the PPP, and through April 29th, we have received approvals on $716.4 million in PPP loans with $385.8 million funded to date.  I’m proud of the work our team did during this challenging time to establish our PPP process and support our clients.”

“Although the duration and severity of the COVID-19 pandemic is uncertain, we are well positioned from a capital and liquidity standpoint to support our clients and the communities we serve during this unprecedented period.  Byline is committed to being a source of strength to our customers, employees, and communities during this uncertain time,” said Mr. Paracchini.

[1]	Represents a non-GAAP financial measure. See “Reconciliation of non-GAAP Financial Measures” for a reconciliation of our non-GAAP measures to the most directly comparable GAAP financial measure.

Byline Bancorp, Inc.

Byline’s Preparations and Response to Pandemic

As part of our ongoing business continuity and risk management efforts, we had previously developed a detailed plan and action measures related to a possible pandemic scenario. Our incident response team was activated on February 29, 2020 and began implementing our plan. We initiated a series of measures to ensure the safety of employees, customers, and communities, to support customer needs, and to limit operational disruptions.  Our Board of Directors and management teams continue to monitor and, when appropriate, make changes to our planned response. To date we have:

•	Maximized social distancing protocols by augmenting business hours and the locations of employee teams.
•	100% of our non-retail employees have the ability to work from home.
•	Drive-thru only locations for 25 branches, 16 full service branches with lobby hours by appointment, and 19 branches temporarily closed.
•	Refreshed and analyzed our liquidity, funding, and capital stress forecasts including updated risk assumptions.
•	Proactively engaged our customers and borrowers to identify short-term cash flow and other financial needs.
•	Approved approximately $395.7 million in payment deferrals to date, or 10.3% of loans and leases at March 31, 2020.
•	Established customer strategy to process PPP loans efficiently through our existing SBA platform.
•	Registered over 1,400 loans totaling $372.7 million during phase one.
•	Phase two began on April 27, 2020, with over 2,150 loans registered representing $343.7 million.
•	Waived or refunded certain fees, including early withdrawal fees on time deposits.
•	Took action to pause common share repurchase activities amid the uncertainty of the pandemic.
•	Continued to serve our customers through our call center, online, and mobile banking platforms.

Byline Bancorp, Inc.

STATEMENTS OF OPERATIONS

Net Interest Income

The following table presents net interest income for the periods indicated:

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
(dollars in thousands)	2020	2019	2019	2019	2019
INTEREST AND DIVIDEND INCOME
Interest and fees on loans and leases	$54,158	$58,203	$63,391	$59,524	$54,383
Interest on securities	8,016	7,212	7,040	6,665	6,102
Other interest and dividend income	992	500	598	571	625
Total interest and dividend income	63,166	65,915	71,029	66,760	61,110
INTEREST EXPENSE
Deposits	7,804	9,325	9,618	9,306	8,076
Short-term borrowings	1,897	1,989	2,835	2,265	2,166
Junior subordinated debentures issued to capital trusts	640	687	738	741	783
Total interest expense	10,341	12,001	13,191	12,312	11,025
Net interest income	$52,825	$53,914	$57,838	$54,448	$50,085

Byline Bancorp, Inc.

The following table presents the average interest-earning assets and average interest-bearing liabilities for the periods indicated:

	For the Three Months Ended
	March 31, 2020			December 31, 2019
(dollars in thousands)	Average Balance(5)	Interest Inc / Exp	Average Yield / Rate	Average Balance(5)	Interest Inc / Exp	Average Yield / Rate
ASSETS
Cash and cash equivalents	$38,934	$157	1.63%	$38,624	$220	2.25%
Loans and leases(1)	3,799,213	54,158	5.73%	3,807,731	58,203	6.06%
Taxable securities	1,175,120	8,316	2.85%	1,025,975	6,963	2.69%
Tax-exempt securities(2)	84,679	535	2.54%	84,640	529	2.48%
Total interest-earning assets	$5,097,946	$63,166	4.98%	$4,956,970	$65,915	5.28%
Allowance for loan and lease losses	(33,664)			(32,688)
All other assets	501,670			502,764
TOTAL ASSETS	$5,565,952			$5,427,046
LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits
Interest checking	$338,905	$260	0.31%	$399,065	$612	0.61%
Money market accounts	962,205	2,214	0.93%	790,565	1,945	0.98%
Savings	480,270	61	0.05%	474,394	63	0.05%
Time deposits	1,113,596	5,269	1.90%	1,231,641	6,705	2.16%
Total interest-bearing deposits	2,894,976	7,804	1.08%	2,895,665	9,325	1.28%
Short-term borrowings	521,108	1,897	1.46%	414,515	1,989	1.90%
Junior subordinated debentures issued to capital trusts	37,385	640	6.88%	37,254	687	7.32%
Total borrowings	558,493	2,537	1.83%	451,769	2,676	2.35%
Total interest-bearing liabilities	$3,453,469	$10,341	1.20%	$3,347,434	$12,001	1.42%
Non-interest-bearing demand deposits	1,298,800			1,288,960
Other liabilities	48,256			44,907
Total stockholders’ equity	765,427			745,745
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$5,565,952			$5,427,046
Net interest spread(3)			3.78%			3.86%
Net interest income		$52,825			$53,914
Net interest margin(4)			4.17%			4.32%

Net loan accretion impact on margin		$3,671	0.29%		$5,418	0.43%

(1)	Loan and lease balances are net of deferred origination fees and costs and initial indirect costs. Non-accrual loans and leases are included in total loan and lease balances.
(2)	Interest income and rates exclude the effects of a tax equivalent adjustment to adjust tax exempt investment income on tax exempt investment securities to a fully taxable basis due to immateriality.
(3)	Represents the average rate earned on interest-earning assets minus the average rate paid on interest-bearing liabilities.
(4)	Represents net interest income (annualized) divided by total average earning assets.
(5)	Average balances are average daily balances.

Byline Bancorp, Inc.

Net interest income for the first quarter of 2020 was $52.8 million, a decrease of $1.1 million, or 2.0%, from $53.9 million for the fourth quarter of 2019.

The decrease in net interest income was primarily due to:

•	A decrease of $4.0 million in interest and fees on loans and leases, mainly due to a $1.7 million decrease in accretion income on acquired loans.

Partially offset by:

•	A decrease of $1.5 million in interest expense on deposits, as a result of lower average time deposit balances and cost attributable to maturities of higher-rate time deposits; and
•	An increase of $1.3 million in interest income on securities principally as a result of purchases of mortgage-backed securities during the quarter.

Net interest margin for the first quarter of 2020 was 4.17%, a decrease of 15 basis points compared to 4.32% for the fourth quarter of 2019. Total net accretion income on acquired loans contributed 29 basis points to the net interest margin for the first quarter of 2020 compared to 43 basis points for the fourth quarter of 2019, a decrease of 14 basis points. The net interest margin decrease during the first quarter of 2020 was primarily driven by decreased loan and lease yields largely resulting from decreased loan accretion income partly offset by a decrease in the cost of funds as a result of decreases in short-term rates.

The average cost of total deposits was 0.75% for the first quarter of 2020, a decrease of 13 basis points compared to the fourth quarter of 2019, mainly due to a lower average cost of time deposits and interest-bearing checking accounts as well as a favorable change in deposit mix.  Average money market accounts grew by $171.6 million while average time deposits decreased by $118.0 million.

Provision for Loan and Lease Losses

The provision for loan and lease losses was $14.5 million for the first quarter of 2020, an increase of $10.1 million compared to $4.4 million for the fourth quarter of 2019.  The first quarter included allocations of $10.3 million for originated loans and leases, $2.7 million for acquired non-impaired loans, and $1.5 million for acquired impaired loans.  The provision during the first quarter of 2020 for originated loans reflects increased impairments on commercial and industrial and commercial real estate loans, growth in the commercial and industrial portfolio during the quarter, and allocations of $6.3 million made to address the impact of the COVID-19 pandemic.

Byline Bancorp, Inc.

Non-interest Income

The following table presents the components of non-interest income for the periods indicated:

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
(dollars in thousands)	2020	2019	2019	2019	2019
NON-INTEREST INCOME
Fees and service charges on deposits	$1,673	$1,635	$1,612	$1,441	$1,770
Loan servicing revenue	2,758	2,834	2,692	2,630	2,539
Loan servicing asset revaluation	(3,064)	(2,545)	(1,610)	(1,223)	(1,261)
ATM and interchange fees	1,216	1,150	973	945	717
Net gains on sales of securities available-for-sale	1,375	—	178	973	—
Change in fair value of equity securities, net	(619)	381	(15)	551	499
Net gains on sales of loans	4,773	8,735	9,405	7,472	6,233
Wealth management and trust income	669	704	653	626	595
Other non-interest income	392	1,622	918	768	896
Total non-interest income	$9,173	$14,516	$14,806	$14,183	$11,988

Non-interest income for the first quarter of 2020 was $9.2 million, a decrease of $5.3 million, or 36.8%, compared to $14.5 million for the fourth quarter of 2019.

The decrease in total non-interest income was primarily due to:

A decrease of $4.0 million in net gains on sales of loans, mainly due to a decrease in volume of sales of government guaranteed loans;

•	A decrease of $1.2 million in other non-interest income, mostly due to a decline in the fair value of non-designated swaps; and
•	A decrease in the change in fair value of equity securities, net, of $1.0 million due to a decrease in the fair value of those securities.

Partially offset by:

•	An increase of $1.4 million in net gains on sales of securities available-for-sale as a result of sales during the quarter compared to no sales in the prior quarter.

During the first quarter of 2020, the Company sold $61.0 million of U.S. government guaranteed loans compared to $101.5 million during the fourth quarter of 2019. The decrease in sales is principally driven by a decrease in originations as well as a decrease in premiums as a result of the COVID-19 pandemic.

Byline Bancorp, Inc.

Non-interest Expense

The following table presents the components of non-interest expense for the periods indicated:

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
(dollars in thousands)	2020	2019	2019	2019	2019
NON-INTEREST EXPENSE
Salaries and employee benefits	$24,666	$24,228	$24,537	$23,652	$22,892
Occupancy and equipment expense, net	5,524	5,241	4,512	5,069	4,949
Loan and lease related expenses	1,311	2,648	1,949	1,841	1,577
Legal, audit and other professional fees	2,334	2,340	4,066	2,981	2,066
Data processing	2,665	2,678	4,062	3,849	3,144
Net loss recognized on other real estate owned and other related expenses	519	122	95	252	196
Other intangible assets amortization expense	1,893	2,002	2,003	1,959	1,773
Other non-interest expense	4,615	4,435	4,224	4,351	4,082
Total non-interest expense	$43,527	$43,694	$45,448	$43,954	$40,679

Non-interest expense for the first quarter of 2020 was $43.5 million, a decrease of $167,000, or 0.4%, from $43.7 million for the fourth quarter of 2019.

The decrease in total non-interest expense was primarily due to:

•	A decrease of $1.3 million in loan and lease related expenses due to lower loan expenses on government guaranteed loans and lower loan collection expense.

Partially offset by:

•	An increase of $438,000 in salaries and employee benefits, mainly due to higher payroll taxes and increased employer costs related to benefits, partially offset by a decrease in commissions; and
•

An increase of $397,000 in net loss recognized on other real estate owned and other related expenses mostly due to a decrease in gains recognized on other real estate owned, partially offset by lower real estate tax expenses.

The Company’s efficiency ratio was 67.16% for the first quarter of 2020, compared with 60.93% for the fourth quarter of 2019. Excluding merger-related expenses, core system conversion expenses, and impairment charges on assets held for sale, the Company’s adjusted efficiency ratio1 was 66.00% for the first quarter of 2020, compared with 60.51% for the fourth quarter of 2019.  The increase in the efficiency ratio was primarily driven by the decline in non-interest income.

[1]	Represents a non-GAAP financial measure. See “Reconciliation of non-GAAP Financial Measures” for a reconciliation of our non-GAAP measures to the most directly comparable GAAP financial measure.

Byline Bancorp, Inc.

INCOME TAXES

The Company recorded income tax expense of $1.1 million during the first quarter of 2020, an effective tax rate of 26.1%, compared to $4.5 million during the fourth quarter of 2019, an effective tax rate of 22.1%.  The effective tax rate during the fourth quarter of 2019 benefited from the recognition of tax assets associated with other real estate owned.

STATEMENTS OF FINANCIAL CONDITION

Total assets were $5.7 billion at March 31, 2020, an increase of $212.9 million compared to $5.5 billion at December 31, 2019, and an increase of $724.8 million compared to $5.0 billion at March 31, 2019.  The increase from March 31, 2019 was mostly due to the assets acquired through the Oak Park River Forest acquisition.

The current quarter increase was primarily due to:

•	An increase in securities of $112.6 million, reflecting purchases of securities during the quarter; and
•

An increase in loans and leases of $74.6 million, mostly due to an increase of $149.0 million in our originated loan portfolio, partially offset by a decrease of $74.4 million in our acquired loan portfolios as a result of paydowns.

The following table shows our allocation of the originated, acquired impaired, and acquired non-impaired loans and leases at the dates indicated:

	March 31, 2020		December 31, 2019		March 31, 2019
(dollars in thousands)	Amount	% of Total	Amount	% of Total	Amount	% of Total
Originated loans and leases
Commercial real estate	$839,244	21.7%	$792,263	20.9%	$738,832	20.7%
Residential real estate	480,946	12.5%	483,072	12.8%	494,877	13.9%
Construction, land development, and other land	242,001	6.3%	235,794	6.2%	181,427	5.1%
Commercial and industrial	1,263,688	32.7%	1,160,996	30.7%	900,709	25.2%
Installment and other	4,594	0.1%	5,372	0.1%	11,082	0.3%
Leasing financing receivables	154,173	4.0%	158,155	4.2%	160,607	4.5%
Total originated loans and leases	$2,984,646	77.3%	$2,835,652	74.9%	$2,487,534	69.7%
Acquired impaired loans
Commercial real estate	$127,895	3.3%	$135,914	3.6%	$141,199	4.0%
Residential real estate	94,198	2.5%	100,223	2.7%	106,764	3.0%
Construction, land development, and other land	5,291	0.1%	5,373	0.1%	3,111	0.1%
Commercial and industrial	15,808	0.4%	16,909	0.4%	11,963	0.3%
Installment and other	236	0.0%	249	0.0%	374	0.0%
Total acquired impaired loans	$243,428	6.3%	$258,668	6.8%	$263,411	7.4%
Acquired non-impaired loans and leases
Commercial real estate	$327,820	8.5%	$348,365	9.2%	$382,252	10.7%
Residential real estate	118,853	3.1%	128,527	3.4%	97,395	2.8%
Construction, land development, and other land	30,484	0.8%	37,490	1.0%	29,121	0.8%
Commercial and industrial	135,063	3.5%	153,660	4.1%	277,146	7.8%
Installment and other	891	0.0%	944	0.0%	1,346	0.0%
Leasing financing receivables	19,074	0.5%	22,355	0.6%	29,361	0.8%
Total acquired non-impaired loans and leases	$632,185	16.4%	$691,341	18.3%	$816,621	22.9%
Total loans and leases	$3,860,259	100.0%	$3,785,661	100.0%	$3,567,566	100.0%
Allowance for loan and lease losses	(41,840)		(31,936)		(27,106)
Total loans and leases, net of allowance for loan and lease losses	$3,818,419		$3,753,725		$3,540,460

Byline Bancorp, Inc.

ASSET QUALITY

Non-Performing Assets

The following table sets forth the amounts of non-performing loans and leases (excluding acquired impaired), non-performing assets, and other real estate owned at the dates indicated:

	March 31,	December 31,	September 30,	June 30,	March 31,
(dollars in thousands)	2020	2019	2019	2019	2019
Non-performing assets:
Non-accrual loans and leases	$48,964	$36,272	$39,528	$34,027	$28,539
Past due loans and leases 90 days or more and still accruing interest	—	—	—	996	—
Accruing troubled debt restructured loans	1,725	1,771	2,204	1,529	1,921
Total non-performing loans and leases	50,689	38,043	41,732	36,552	30,460
Other real estate owned	9,273	9,896	6,502	6,531	4,595
Total non-performing assets	$59,962	$47,939	$48,234	$43,083	$35,055
Total non-performing loans and leases as a percentage of total loans and leases	1.31%	1.00%	1.09%	0.95%	0.85%
Total non-performing assets as a percentage of total assets	1.05%	0.87%	0.89%	0.80%	0.70%
Allowance for loan and lease losses as a percentage of non-performing loans and leases	82.54%	83.95%	75.68%	85.17%	88.99%

Non-performing assets guaranteed by U.S. government:
Non-accrual loans guaranteed	$4,957	$4,232	$4,167	$4,723	$5,070
Past due loans 90 days or more and still accruing interest guaranteed	—	—	—	—	—
Accruing troubled debt restructured loans guaranteed	—	—	—	—	—
Total non-performing loans guaranteed	$4,957	$4,232	$4,167	$4,723	$5,070
Total non-performing loans and leases not guaranteed as a percentage of total loans and leases	1.18%	0.89%	0.98%	0.82%	0.71%
Total non-performing assets not guaranteed as a percentage of total assets	0.96%	0.79%	0.81%	0.71%	0.60%

Variances in non-performing assets were:

•	Non-performing loans and leases were $50.7 million at March 31, 2020, an increase of $12.7 million from $38.0 million at December 31, 2019, principally due to increases, as follows:
•	$5.1 million in commercial and industrial loans,
•	$3.8 million in commercial real estate loans, and
•	$2.6 million in construction, land development and other land loans; and
•	Other real estate owned was $9.3 million at March 31, 2020, a decrease of $623,000 from $9.9 million at December 31, 2019 due to sales and valuation adjustments.

U.S. government guaranteed balances of non-performing loans were $5.0 million at March 31, 2020 and $4.2 million at December 31, 2019.

Byline Bancorp, Inc.

Allowance for Loan and Lease Losses

The following table presents the balance and activity within the allowance for loan and lease losses for the periods indicated:

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
(dollars in thousands)	2020	2019	2019	2019	2019
Allowance for loan and lease losses, beginning of period	$31,936	$31,585	$31,132	$27,106	$25,201
Provision for loan and lease losses	14,455	4,387	5,931	6,391	3,999
Net charge-offs of loans and leases	(4,551)	(4,036)	(5,478)	(2,365)	(2,094)
Allowance for loan and lease losses, end of period	$41,840	$31,936	$31,585	$31,132	$27,106

Allowance for loan and lease losses to period end total loans and leases held for investment	1.08%	0.84%	0.82%	0.81%	0.76%
Net charge-offs (annualized) to average loans and leases outstanding during the period	0.48%	0.42%	0.56%	0.25%	0.24%
Provision for loan and lease losses to net charge-offs during the period	3.18x	1.09x	1.08x	2.70x	1.91x

The allowance for loan and lease losses as a percentage of total loans and leases held for investment increased to 1.08% at March 31, 2020 compared to 0.84% at December 31, 2019 and 0.76% at March 31, 2019.

In June 2016, the Financial Accounting Standards Board (“FASB”) issued new guidance on the recognition of credit losses which replaces the incurred loss impairment methodology with a methodology that reflects expected credit losses.  In November 2019, the FASB delayed the effective date of the standard for smaller reporting companies, which includes emerging growth companies.  Assuming the Company remains an emerging growth company, the standard is effective for fiscal years beginning after December 15, 2022.  The Company is in process of implementation and determining the impact that this new authoritative guidance will have on the Company’s consolidated financial statements.

Net Charge-Offs

Net charge-offs during the first quarter of 2020 were $4.6 million, or 0.48% of average loans and leases, on an annualized basis, an increase of $515,000 compared to $4.0 million, or 0.42% of average loans and leases, during the fourth quarter of 2019, and an increase of $2.5 million from $2.1 million, or 0.24%, for the comparable quarter one year ago.

The net charge-offs during the quarter were primarily attributed to the unguaranteed portion of U.S. government guaranteed loans. Net charge-offs for the first quarter of 2020 included $3.4 million in the unguaranteed portion of U.S. government guaranteed loans, while net charge-offs for the fourth quarter of 2019 included $3.6 million and first quarter of 2019 included $1.7 million in the unguaranteed portion of U.S. government guaranteed loans.

Byline Bancorp, Inc.

Deposits and Other Liabilities

The following table presents the composition of deposits at the dates indicated:

	March 31,	December 31,	September 30,	June 30,	March 31,
(dollars in thousands)	2020	2019	2019	2019	2019
Non-interest-bearing demand deposits	$1,290,896	$1,279,641	$1,221,431	$1,240,375	$1,163,255
Interest-bearing checking accounts	355,678	338,185	372,049	345,081	305,393
Money market demand accounts	1,104,276	881,387	745,154	728,954	611,634
Other savings	486,131	475,839	471,878	480,756	468,524
Time deposits (below $250,000)	800,759	916,723	966,866	980,162	967,999
Time deposits ($250,000 and above)	201,096	255,802	302,936	284,915	291,711
Total deposits	$4,238,836	$4,147,577	$4,080,314	$4,060,243	$3,808,516

Total deposits were $4.2 billion at March 31, 2020, an increase of $91.3 million compared to December 31, 2019, an increase of 2.2%. Non-interest-bearing deposits were 30.5% of total deposits at March 31, 2020 compared to 30.9% at December 31, 2019.

The increase in the current quarter was primarily due to:

•

An increase in money market demand deposits of $222.9 million, from $881.4 million at December 31, 2019 to $1.1 billion at March 31, 2020, largely driven by growth in business and brokered account balances.

Partially offset by:

•	A decrease in time deposits of $170.7 million, from $1.2 billion at December 31, 2019 to $1.0 billion at March 31, 2020, principally driven by decreases in personal and brokered certificates.

Total borrowings and other liabilities were $733.3 million at March 31, 2020, an increase of $109.1 million from $624.1 million at December 31, 2019, driven by an increase in short-term borrowings of $101.0 million as a result of the Company testing liquidity resources.

Stockholders’ Equity

Total stockholders’ equity was $762.7 million at March 31, 2020, an increase of $12.6 million from $750.1 million at December 31, 2019. The increase was due to the increase in accumulated other comprehensive income reflecting the unrealized gains in our available-for-sale securities portfolio in addition to net income generated during the quarter less dividends declared.

Stockholders’ equity increased $93.9 million from $668.7 million at March 31, 2019. The increase was mainly due to the stock consideration issued in connection with the Oak Park River Forest acquisition as well as net income generated during the period.

The Company repurchased 118,486 shares of its common stock at an average price of $14.08 per share during the first quarter of 2020 under its board approved stock repurchase program announced in the fourth quarter of 2019.  The Company is authorized to purchase up to an aggregate of 1,250,000 shares of the Company’s outstanding common stock.  The program will be in effect until December 31, 2020, unless terminated earlier.  The program was paused in March 2020.

Byline Bancorp, Inc.

The following table presents the actual regulatory capital dollar amounts and ratios of the Company and Byline Bank as of March 31, 2020:

	Actual		Minimum Capital Required		Required to be Considered Well Capitalized
March 31, 2020	Amount	Ratio	Amount	Ratio	Amount	Ratio
Total capital to risk weighted assets:
Company	$641,540	14.50%	$353,933	8.00%	N/A	N/A
Bank	615,278	13.93%	353,391	8.00%	$441,739	10.00%
Tier 1 capital to risk weighted assets:
Company	$598,342	13.52%	$265,450	6.00%	N/A	N/A
Bank	572,080	12.95%	265,043	6.00%	$353,391	8.00%
Common Equity Tier 1 (CET1) to risk weighted assets:
Company	$541,404	12.24%	$199,087	4.50%	N/A	N/A
Bank	572,080	12.95%	198,782	4.50%	$287,130	6.50%
Tier 1 capital to average assets:
Company	$598,342	11.18%	$214,094	4.00%	N/A	N/A
Bank	572,080	10.70%	213,950	4.00%	$267,437	5.00%

Capital ratios for the period presented are based on the Basel III regulatory capital framework as applied to the Company’s current business and operations, and are subject to, among other things, completion and filing of the Company’s regulatory reports and ongoing regulatory review and implementation guidance.

Conference Call, Webcast and Slide Presentation

The Company will host a conference call and webcast at 9:00 a.m. Central Time (10:00 a.m. Eastern Time) on Friday, May 1, 2020 to discuss its quarterly financial results. Analysts and investors may participate in the question-and-answer session. The call can be accessed via telephone at (877) 512-8755. A recorded replay can be accessed through May 15, 2020 by dialing (877) 344-7529; passcode: 10142538.

A slide presentation relating to the first quarter 2020 results will be accessible prior to the scheduled conference call. The slide presentation and webcast of the conference call can be accessed on the News and Events page of the Company’s investor relations website at www.bylinebancorp.com.

About Byline Bancorp, Inc.

Headquartered in Chicago, Byline Bancorp, Inc. is the parent company for Byline Bank, a full service commercial bank serving small- and medium-sized businesses, financial sponsors, and consumers. Byline Bank has approximately $5.7 billion in assets and operates more than 50 full service branch locations throughout the Chicago and Milwaukee metropolitan areas. Byline Bank offers a broad range of commercial and retail banking products and services including small ticket equipment leasing solutions and is one of the top five Small Business Administration lenders in the United States.

Byline Bancorp, Inc.

Non-GAAP Financial Measures

This release contains certain financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). These measures include adjusted net income, adjusted diluted earnings per share, adjusted efficiency ratio, adjusted non-interest expense to average assets, non-interest income to total revenues, adjusted return on average stockholders’ equity, adjusted return on average assets, pre-tax pre-provision return on average assets, adjusted pre-tax pre-provision return on average assets, tangible book value per common share, tangible common equity to tangible assets, return on average tangible common stockholders' equity, and adjusted return on average tangible common stockholders' equity. Management believes that these non-GAAP financial measures provide useful information to management and investors that is supplementary to the Company’s financial condition, results of operations and cash flows computed in accordance with GAAP; however, management acknowledges that our non-GAAP financial measures have a number of limitations. As such, these disclosures should not be viewed as a substitute for results determined in accordance with GAAP financial measures that we and other companies use. Management also uses these measures for peer comparison. See “Reconciliation of Non-GAAP Financial Measures” in the financial schedules included in this press release for a reconciliation of the non-GAAP financial measures to the comparable GAAP financial measures. Additionally, please refer to the Company’s Annual Report on Form 10-K for the detailed definitions of these non-GAAP financial measures.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of the U.S. federal securities laws. Forward-looking statements include, without limitation, statements concerning plans, estimates, calculations, forecasts and projections with respect to the anticipated future performance of the Company. These statements are often, but not always, made through the use of words or phrases such as ‘‘may’’, ‘‘might’’, ‘‘should’’, ‘‘could’’, ‘‘predict’’, ‘‘potential’’, ‘‘believe’’, ‘‘expect’’, ‘‘continue’’, ‘‘will’’, ‘‘anticipate’’, ‘‘seek’’, ‘‘estimate’’, ‘‘intend’’, ‘‘plan’’, ‘‘projection’’, ‘‘would’’, ‘‘annualized’’, “target” and ‘‘outlook’’, or the negative version of those words or other comparable words or phrases of a future or forward-looking nature. Forward-looking statements involve estimates and known and unknown risks, and reflect various assumptions and involve elements of subjective judgement and analysis, which may or may not prove to be correct, and which are subject to uncertainties and contingencies outside the control of Byline and its respective affiliates, directors, employees and other representatives, which could cause actual results to differ materially from those presented in this communication.

The COVID-19 pandemic is adversely affecting us, our employees, customers, counterparties and third-party service providers, and the ultimate extent of the impacts on our business, financial position, results of operations, liquidity, and prospects is uncertain. Continued deterioration in general business and economic conditions, including further increases in unemployment rates, or turbulence in U.S. or global financial markets could adversely affect our revenues and the values of our assets and liabilities, reduce the availability of funding, lead to a tightening of credit, and further increase stock price volatility. In addition, changes to statutes, regulations, or regulatory policies or practices as a result of, or in response to COVID-19, could affect us in substantial and unpredictable ways.

No representations, warranties or guarantees are or will be made by Byline as to the reliability, accuracy or completeness of any forward-looking statements contained in this communication or that such forward-looking statements are or will remain based on reasonable assumptions. You should not place undue reliance on any forward-looking statements contained in this communication.

Byline Bancorp, Inc.

Certain risks and important factors that could affect Byline’s future results are identified in its Annual Report on Form 10-K and other reports filed with the Securities and Exchange Commission, including among other things under the heading “Risk Factors” in such Annual Report on Form 10-K.  Any forward-looking statement speaks only as of the date on which it is made, and Byline undertakes no obligation to update any forward-looking statement, whether to reflect events or circumstances after the date on which the statement is made, to reflect new information or the occurrence of unanticipated events, or otherwise unless required under the federal securities laws.

Contacts:

Investors:	Media:
Tony Rossi	Erin O’Neill
Financial Profiles, Inc. 310-622-8221	Director of Marketing Byline Bank
BYIR@bylinebank.com	773-475-2901
eoneill@bylinebank.com

Byline Bancorp, Inc.

BYLINE BANCORP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (unaudited)

	March 31,	December 31,	September 30,	June 30,	March 31,
(dollars in thousands)	2020	2019	2019	2019	2019
ASSETS
Cash and due from banks	$45,233	$48,228	$75,275	$57,513	$50,026
Interest bearing deposits with other banks	74,386	32,509	33,564	31,802	31,971
Cash and cash equivalents	119,619	80,737	108,839	89,315	81,997
Equity and other securities, at fair value	7,413	8,031	7,648	7,662	7,216
Securities available-for-sale, at fair value	1,299,483	1,186,292	1,031,933	969,029	964,553
Securities held-to-maturity, at amortized cost	4,408	4,412	4,417	4,421	4,425
Restricted stock, at cost	24,197	22,127	24,331	22,937	19,202
Loans held for sale	13,299	11,732	7,176	18,473	510
Loans and leases:
Loans and leases	3,860,259	3,785,661	3,831,090	3,863,148	3,567,566
Allowance for loan and lease losses	(41,840)	(31,936)	(31,585)	(31,132)	(27,106)
Net loans and leases	3,818,419	3,753,725	3,799,505	3,832,016	3,540,460
Servicing assets, at fair value	17,800	19,471	19,939	19,760	19,534
Premises and equipment, net	96,446	96,140	96,006	96,588	97,069
Other real estate owned, net	9,273	9,896	6,502	6,531	4,595
Goodwill and other intangible assets, net	178,362	180,255	179,543	181,546	159,823
Bank-owned life insurance	9,898	9,750	9,699	9,634	6,087
Deferred tax assets, net	33,845	38,315	33,388	35,737	30,534
Accrued interest receivable and other assets	102,292	100,926	109,352	97,587	73,920
Total assets	$5,734,754	$5,521,809	$5,438,278	$5,391,236	$5,009,925
LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES
Non-interest-bearing demand deposits	$1,290,896	$1,279,641	$1,221,431	$1,240,375	$1,163,255
Interest-bearing deposits	2,947,940	2,867,936	2,858,883	2,819,868	2,645,261
Total deposits	4,238,836	4,147,577	4,080,314	4,060,243	3,808,516
Short-term borrowings	640,647	539,638	538,290	532,885	459,369
Junior subordinated debentures issued to capital trusts, net	37,462	37,334	37,207	37,059	36,912
Accrued expenses and other liabilities	55,142	47,145	46,601	43,374	36,379
Total liabilities	4,972,087	4,771,694	4,702,412	4,673,561	4,341,176
STOCKHOLDERS’ EQUITY
Preferred stock	10,438	10,438	10,438	10,438	10,438
Common stock	380	379	378	378	362
Additional paid-in capital	582,517	580,965	579,564	578,828	548,005
Retained earnings	160,652	159,033	144,525	129,379	116,363
Accumulated other comprehensive income (loss), net of tax	10,348	(700)	961	(1,348)	(6,419)
Treasury stock	(1,668)	—	—	—	—
Total stockholders’ equity	762,667	750,115	735,866	717,675	668,749
Total liabilities and stockholders’ equity	$5,734,754	$5,521,809	$5,438,278	$5,391,236	$5,009,925

Byline Bancorp, Inc.

BYLINE BANCORP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
(dollars in thousands, except per share data)	2020	2019	2019	2019	2019
INTEREST AND DIVIDEND INCOME
Interest and fees on loans and leases	$54,158	$58,203	$63,391	$59,524	$54,383
Interest on securities	8,016	7,212	7,040	6,665	6,102
Other interest and dividend income	992	500	598	571	625
Total interest and dividend income	63,166	65,915	71,029	66,760	61,110
INTEREST EXPENSE
Deposits	7,804	9,325	9,618	9,306	8,076
Short-term borrowings	1,897	1,989	2,835	2,265	2,166
Junior subordinated debentures issued to capital trusts	640	687	738	741	783
Total interest expense	10,341	12,001	13,191	12,312	11,025
Net interest income	52,825	53,914	57,838	54,448	50,085
PROVISION FOR LOAN AND LEASE LOSSES	14,455	4,387	5,931	6,391	3,999
Net interest income after provision for loan and lease losses	38,370	49,527	51,907	48,057	46,086
NON-INTEREST INCOME
Fees and service charges on deposits	1,673	1,635	1,612	1,441	1,770
Loan servicing revenue	2,758	2,834	2,692	2,630	2,539
Loan servicing asset revaluation	(3,064)	(2,545)	(1,610)	(1,223)	(1,261)
ATM and interchange fees	1,216	1,150	973	945	717
Net gains on sales of securities available-for-sale	1,375	—	178	973	—
Change in fair value of equity securities, net	(619)	381	(15)	551	499
Net gains on sales of loans	4,773	8,735	9,405	7,472	6,233
Wealth management and trust income	669	704	653	626	595
Other non-interest income	392	1,622	918	768	896
Total non-interest income	9,173	14,516	14,806	14,183	11,988
NON-INTEREST EXPENSE
Salaries and employee benefits	24,666	24,228	24,537	23,652	22,892
Occupancy and equipment expense, net	5,524	5,241	4,512	5,069	4,949
Loan and lease related expenses	1,311	2,648	1,949	1,841	1,577
Legal, audit, and other professional fees	2,334	2,340	4,066	2,981	2,066
Data processing	2,665	2,678	4,062	3,849	3,144
Net loss recognized on other real estate owned and other related expenses	519	122	95	252	196
Other intangible assets amortization expense	1,893	2,002	2,003	1,959	1,773
Other non-interest expense	4,615	4,435	4,224	4,351	4,082
Total non-interest expense	43,527	43,694	45,448	43,954	40,679
INCOME BEFORE PROVISION FOR INCOME TAXES	4,016	20,349	21,265	18,286	17,395
PROVISION FOR INCOME TAXES	1,050	4,497	5,923	5,075	4,798
NET INCOME	2,966	15,852	15,342	13,211	12,597
Dividends on preferred shares	196	196	196	195	196
INCOME AVAILABLE TO COMMON STOCKHOLDERS	$2,770	$15,656	$15,146	$13,016	$12,401
EARNINGS PER COMMON SHARE
Basic	$0.07	$0.41	$0.40	$0.35	$0.34
Diluted	$0.07	$0.41	$0.39	$0.34	$0.34

Byline Bancorp, Inc.

BYLINE BANCORP, INC. AND SUBSIDIARIES

SELECTED FINANCIAL DATA (unaudited)

	As of or For the Three Months Ended
(dollars in thousands, except share and	March 31,	December 31,	September 30,	June 30,	March 31,
per share data)	2020	2019	2019	2019	2019
Common Share Data
Basic earnings per common share	$0.07	$0.41	$0.40	$0.35	$0.34
Diluted earnings per common share	$0.07	$0.41	$0.39	$0.34	$0.34
Adjusted diluted earnings per common share(2)(3)(4)	$0.09	$0.42	$0.41	$0.41	$0.38
Weighted average common shares outstanding (basic)	37,943,333	37,872,835	37,831,356	37,263,352	36,169,477
Weighted average common shares outstanding (diluted)	38,663,658	38,537,899	38,487,180	37,948,006	36,876,574
Common shares outstanding	38,383,021	38,256,500	38,169,126	38,115,219	36,398,144
Cash dividends per common share	$0.03	$0.03	N/A	N/A	N/A
Dividend payout ratio on common stock	42.86%	7.32%	N/A	N/A	N/A
Tangible book value per common share(1)	$14.95	$14.62	$14.30	$13.79	$13.70

Key Ratios and Performance Metrics (annualized where applicable)
Net interest margin	4.17%	4.32%	4.62%	4.51%	4.43%
Average cost of deposits	0.75%	0.88%	0.94%	0.92%	0.87%
Efficiency ratio(2)	67.16%	60.93%	59.81%	61.19%	62.68%
Adjusted efficiency ratio(1)(2)(3)	66.00%	60.51%	58.17%	56.02%	59.55%
Non-interest expense to average assets	3.15%	3.19%	3.32%	3.34%	3.32%
Adjusted non-interest expense to average assets(1)(3)	3.09%	3.17%	3.23%	3.07%	3.17%
Return on average stockholders' equity	1.56%	8.43%	8.34%	7.60%	7.75%
Adjusted return on average stockholders' equity(1)(3)	1.83%	8.54%	8.78%	9.16%	8.61%
Return on average assets	0.21%	1.16%	1.12%	1.00%	1.03%
Adjusted return on average assets(1)(3)(4)	0.25%	1.17%	1.18%	1.21%	1.14%
Non-interest income to total revenues(1)	14.79%	21.21%	20.38%	20.67%	19.31%
Pre-tax pre-provision return on average assets(1)	1.33%	1.81%	1.98%	1.88%	1.75%
Adjusted pre-tax pre-provision return on average assets(1)(3)	1.39%	1.83%	2.07%	2.15%	1.91%
Return on average tangible common stockholders' equity(1)	2.89%	12.20%	12.22%	11.32%	11.37%
Adjusted return on average tangible common stockholders' equity(1)(3)	3.25%	12.35%	12.82%	13.44%	12.54%
Non-interest-bearing deposits to total deposits	30.45%	30.85%	29.93%	30.55%	30.54%
Loans and leases held for sale and loans and lease held for investment to total deposits	91.38%	91.56%	94.07%	95.60%	93.69%
Deposits to total liabilities	85.25%	86.92%	86.77%	86.88%	87.73%
Deposits per branch	$74,366	$67,993	$66,890	$66,561	$65,664

Asset Quality Ratios
Non-performing loans and leases to total loans and leases held for investment, net before ALLL	1.31%	1.00%	1.09%	0.95%	0.85%
ALLL to total loans and leases held for investment, net before ALLL	1.08%	0.84%	0.82%	0.81%	0.76%
Net charge-offs to average total loans and leases held for investment, net before ALLL	0.48%	0.42%	0.56%	0.25%	0.24%
Acquisition accounting adjustments(4)	$25,889	$28,511	$31,053	$37,109	$29,341

Capital Ratios
Common equity to total assets	13.12%	13.40%	13.34%	13.12%	13.14%
Tangible common equity to tangible assets(1)	10.33%	10.47%	10.38%	10.09%	10.28%
Leverage ratio	11.18%	11.39%	11.14%	11.09%	11.27%
Common equity tier 1 capital ratio	12.24%	12.36%	12.12%	11.65%	12.14%
Tier 1 capital ratio	13.52%	13.67%	13.43%	12.96%	13.57%
Total capital ratio	14.50%	14.43%	14.19%	13.71%	14.28%

(1)	Represents a non-GAAP financial measure. See “Reconciliation of non-GAAP Financial Measures” for a reconciliation of our non-GAAP measures to the most directly comparable GAAP financial measure.
(2)	Represents non-interest expense less amortization of intangible assets divided by net interest income and non-interest income.
(3)	Calculation excludes impairment charges, merger-related expenses, and core systems conversion expense.
(4)	Represents the remaining net unaccreted discount as a result of applying the fair value adjustment at the time of the business combination on acquired loans.

Byline Bancorp, Inc.

BYLINE BANCORP, INC. AND SUBSIDIARIES

QUARTER-TO-DATE STATEMENT OF AVERAGE INTEREST-EARNING ASSETS AND AVERAGE INTEREST-BEARING LIABILITIES (unaudited)

	For the Three Months Ended March 31,
	2020			2019
(dollars in thousands)	Average Balance(5)	Interest Inc / Exp	Average Yield / Rate	Average Balance(5)	Interest Inc / Exp	Average Yield / Rate
ASSETS
Cash and cash equivalents	$38,934	$157	1.63%	$66,765	$301	1.83%
Loans and leases(1)	3,799,213	54,158	5.73%	3,533,973	54,383	6.24%
Taxable securities	1,175,120	8,316	2.85%	926,129	6,083	2.66%
Tax-exempt securities(2)	84,679	535	2.54%	55,198	343	2.52%
Total interest-earning assets	$5,097,946	$63,166	4.98%	$4,582,065	$61,110	5.41%
Allowance for loan and lease losses	(33,664)			(25,354)
All other assets	501,670			406,995
TOTAL ASSETS	$5,565,952			$4,963,706
LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits
Interest checking	$338,905	$260	0.31%	$293,049	$413	0.57%
Money market accounts	962,205	2,214	0.93%	613,001	1,460	0.97%
Savings	480,270	61	0.05%	471,206	138	0.12%
Time deposits	1,113,596	5,269	1.90%	1,195,417	6,065	2.06%
Total interest-bearing deposits	2,894,976	7,804	1.08%	2,572,673	8,076	1.27%
Short-term borrowings	521,108	1,897	1.46%	467,835	2,166	1.88%
Junior subordinated debentures issued to capital trusts	37,385	640	6.88%	36,817	783	8.62%
Total borrowings	558,493	2,537	1.83%	504,652	2,949	2.37%
Total interest-bearing liabilities	$3,453,469	$10,341	1.20%	$3,077,325	$11,025	1.45%
Non-interest-bearing demand deposits	1,298,800			1,185,981
Other liabilities	48,256			41,244
Total stockholders’ equity	765,427			659,156
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$5,565,952			$4,963,706
Net interest spread(3)			3.78%			3.96%
Net interest income		$52,825			$50,085
Net interest margin(4)			4.17%			4.43%

Net loan accretion impact on margin		$3,671	0.29%		$5,201	0.46%

(1)	Loan and lease balances are net of deferred origination fees and costs and initial indirect costs. Non-accrual loans and leases are included in total loan and lease balances.
(2)	Interest income and rates exclude the effects of a tax equivalent adjustment to adjust tax exempt investment income on tax exempt investment securities to a fully taxable basis due to immateriality.
(3)	Represents the average rate earned on interest-earning assets minus the average rate paid on interest-bearing liabilities.
(4)	Represents net interest income (annualized) divided by total average earning assets.
(5)	Average balances are average daily balances.

Byline Bancorp, Inc.

BYLINE BANCORP, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (unaudited)

	As of or For the Three Months Ended
(dollars in thousands, except per share data)	March 31, 2020	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019
Net income and earnings per share excluding significant items
Reported Net Income	$2,966	$15,852	$15,342	$13,211	$12,597
Significant items:
Impairment charges on assets held for sale	715	111	67	—	392
Merger-related expense	—	127	1,043	3,152	18
Core system conversion expense	—	48	77	394	1,530
Tax benefit on impairment charges and merger-related expenses	(199)	(79)	(369)	(842)	(540)
Adjusted Net Income	$3,482	$16,059	$16,160	$15,915	$13,997
Reported Diluted Earnings per Share	$0.07	$0.41	$0.39	$0.34	$0.34
Significant items:
Impairment charges on assets held for sale	0.02	—	—	—	0.01
Merger-related expense	—	0.01	0.03	0.08	—
Core system conversion expense	—	—	—	0.01	0.04
Tax benefit on impairment charges and merger-related expenses	—	—	(0.01)	(0.02)	(0.01)
Adjusted Diluted Earnings per Share	$0.09	$0.42	$0.41	$0.41	$0.38

Byline Bancorp, Inc.

BYLINE BANCORP, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (continued) (unaudited)

	As of or For the Three Months Ended
(dollars in thousands, except per share data, ratios annualized, where applicable)	March 31, 2020	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019
Adjusted non-interest expense:
Non-interest expense	$43,527	$43,694	$45,448	$43,954	$40,679
Less: Significant items
Impairment charges on assets held for sale	715	111	67	—	392
Merger-related expense	—	127	1,043	3,152	18
Core system conversion expense	—	48	77	394	1,530
Adjusted non-interest expense	$42,812	$43,408	$44,261	$40,408	$38,739
Adjusted non-interest expense excluding amortization of intangible assets:
Adjusted non-interest expense	$42,812	$43,408	$44,261	$40,408	$38,739
Less: Amortization of intangible assets	1,893	2,002	2,003	1,959	1,773
Adjusted non-interest expense excluding amortization of intangible assets	$40,919	$41,406	$42,258	$38,449	$36,966
Pre-tax pre-provision net income:
Pre-tax income	$4,016	$20,349	$21,265	$18,286	$17,395
Add: Provision for loan and lease losses	14,455	4,387	5,931	6,391	3,999
Pre-tax pre-provision net income	$18,471	$24,736	$27,196	$24,677	$21,394
Adjusted pre-tax pre-provision net income:
Pre-tax pre-provision net income	$18,471	$24,736	$27,196	$24,677	$21,394
Impairment charges on assets held for sale	715	111	67	—	392
Merger-related expense	—	127	1,043	3,152	18
Core system conversion expense	—	48	77	394	1,530
Adjusted pre-tax pre-provision net income	$19,186	$25,022	$28,383	$28,223	$23,334
Total revenues:
Net interest income	$52,825	$53,914	$57,838	$54,448	$50,085
Add: Non-interest income	9,173	14,516	14,806	14,183	11,988
Total revenues	$61,998	$68,430	$72,644	$68,631	$62,073
Tangible common stockholders' equity:
Total stockholders' equity	$762,667	$750,115	$735,866	$717,675	$668,749
Less: Preferred stock	10,438	10,438	10,438	10,438	10,438
Less: Goodwill and other intangibles	178,362	180,255	179,543	181,546	159,823
Tangible common stockholders' equity	$573,867	$559,422	$545,885	$525,691	$498,488
Tangible assets:
Total assets	$5,734,754	$5,521,809	$5,438,278	$5,391,236	$5,009,925
Less: Goodwill and other intangibles	178,362	180,255	179,543	181,546	159,823
Tangible assets	$5,556,392	$5,341,554	$5,258,735	$5,209,690	$4,850,102
Average tangible common stockholders' equity:
Average total stockholders' equity	$765,427	$745,745	$729,781	$696,928	$659,156
Less: Average preferred stock	10,438	10,438	10,438	10,438	10,438
Less: Average goodwill and other intangibles	179,416	179,192	180,740	175,236	160,924
Average tangible common stockholders' equity	$575,573	$556,115	$538,603	$511,254	$487,794
Average tangible assets:
Average total assets	$5,565,952	$5,427,046	$5,435,762	$5,274,820	$4,963,706
Less: Average goodwill and other intangibles	179,416	179,192	180,740	175,236	160,924
Average tangible assets	$5,386,536	$5,247,854	$5,255,022	$5,099,584	$4,802,782
Tangible net income available to common stockholders:
Net income available to common stockholders	$2,770	$15,656	$15,146	$13,016	$12,401
Add: After-tax intangible asset amortization	1,366	1,445	1,445	1,413	1,279
Tangible net income available to common stockholders	$4,136	$17,101	$16,591	$14,429	$13,680
Adjusted tangible net income available to common stockholders:
Tangible net income available to common stockholders	$4,136	$17,101	$16,591	$14,429	$13,680
Impairment charges on assets held for sale	715	111	67	—	392
Merger-related expense	—	127	1,043	3,152	18
Core system conversion expense	—	48	77	394	1,530
Tax benefit on significant items	(199)	(79)	(369)	(842)	(540)
Adjusted tangible net income available to common stockholders	$4,652	$17,308	$17,409	$17,133	$15,080

Byline Bancorp, Inc.

BYLINE BANCORP, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (continued) (unaudited)

	As of or For the Three Months Ended
(dollars in thousands, except share and per share data, ratios annualized, where applicable)	March 31, 2020	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019
Pre-tax pre-provision return on average assets:
Pre-tax pre-provision net income	$18,471	$24,736	$27,196	$24,677	$21,394
Average total assets	5,565,952	5,427,046	5,435,762	5,274,820	4,963,706
Pre-tax pre-provision return on average assets	1.33%	1.81%	1.98%	1.88%	1.75%
Adjusted pre-tax pre-provision return on average assets:
Adjusted pre-tax pre-provision net income	$19,186	$25,022	$28,383	$28,223	$23,334
Average total assets	5,565,952	5,427,046	5,435,762	5,274,820	4,963,706
Adjusted pre-tax pre-provision return on average assets	1.39%	1.83%	2.07%	2.15%	1.91%
Non-interest income to total revenues:
Non-interest income	$9,173	$14,516	$14,806	$14,183	$11,988
Total revenues	61,998	68,430	72,644	68,631	62,073
Non-interest income to total revenues	14.79%	21.21%	20.38%	20.67%	19.31%
Adjusted non-interest expense to average assets:
Adjusted non-interest expense	$42,812	$43,408	$44,261	$40,408	$38,739
Average total assets	5,565,952	5,427,046	5,435,762	5,274,820	4,963,706
Adjusted non-interest expense to average assets	3.09%	3.17%	3.23%	3.07%	3.17%
Adjusted efficiency ratio:
Adjusted non-interest expense excluding amortization of intangible assets	$40,919	$41,406	$42,258	$38,449	$36,966
Total revenues	61,998	68,430	72,644	68,631	62,073
Adjusted efficiency ratio	66.00%	60.51%	58.17%	56.02%	59.55%
Adjusted return on average assets:
Adjusted net income	$3,482	$16,059	$16,160	$15,915	$13,997
Average total assets	5,565,952	5,427,046	5,435,762	5,274,820	4,963,706
Adjusted return on average assets	0.25%	1.17%	1.18%	1.21%	1.14%
Adjusted return on average stockholders' equity:
Adjusted net income	$3,482	$16,059	$16,160	$15,915	$13,997
Average stockholders' equity	765,427	745,745	729,781	696,928	659,156
Adjusted return on average stockholders' equity	1.83%	8.54%	8.78%	9.16%	8.61%
Tangible common equity to tangible assets:
Tangible common equity	$573,867	$559,422	$545,885	$525,691	$498,488
Tangible assets	5,556,392	5,341,554	5,258,735	5,209,690	4,850,102
Tangible common equity to tangible assets	10.33%	10.47%	10.38%	10.09%	10.28%
Return on average tangible common stockholders' equity:
Tangible net income available to common stockholders	$4,136	$17,101	$16,591	$14,429	$13,680
Average tangible common stockholders' equity	575,573	556,115	538,603	511,254	487,794
Return on average tangible common stockholders' equity	2.89%	12.20%	12.22%	11.32%	11.37%
Adjusted return on average tangible common stockholders' equity:
Adjusted tangible net income available to common stockholders	$4,652	$17,308	$17,409	$17,133	$15,080
Average tangible common stockholders' equity	575,573	556,115	538,603	511,254	487,794
Adjusted return on average tangible common stockholders' equity	3.25%	12.35%	12.82%	13.44%	12.54%
Tangible book value per share:
Tangible common equity	$573,867	$559,422	$545,885	$525,691	$498,488
Common shares outstanding	38,383,021	38,256,500	38,169,126	38,115,219	36,398,144
Tangible book value per share	$14.95	$14.62	$14.30	$13.79	$13.70